SECURITIES  AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006 (January 17, 2006)

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

106 Pitts Bay Road
Pembroke, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.02             Termination of a Material Definitive Agreement

On January 17, 2006, Ms. Carol S. Rivers, the General Counsel and Secretary of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), notified the Company that she is leaving the Company to pursue other opportunities.  In connection with her departure, the Employment Agreement between Ms. Rivers and AXIS Specialty Limited, dated as of August 1, 2003, will be terminated effective March 1, 2006.  Under this agreement, Ms. Rivers’ term of service would have continued until July 31, 2006 followed by automatic one-year renewals unless notice of termination of her employment was provided by either party at least six months prior to the end of the term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2006	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/	Clare E. Moran
Clare E. Moran
Executive Vice President and Controller